UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 3, 2011
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

Dorfstrasse 19A
Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 41 (41) 761-65-55
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of	001-31306 (Commission file number)	98-0366361 (I.R.S. employer
incorporation or organization)		identification number)

Suite 3D, Landmark Square
64 Earth Close
P.O. Box 31327
Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (345) 938-0293
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman.
Item 1.01 Entry into a Material Definitive Agreement.
     On February 3, 2011, Noble-Cayman, Noble Holding International Limited (the “Issuer”), a wholly-owned indirect subsidiary of Noble-Swiss and Noble-Cayman, and The Bank of New York Mellon Trust Company, N.A., as indenture trustee, entered into the Third Supplemental Indenture to the Indenture dated November 21, 2008 (the “Base Indenture” and, as amended and supplemented by the Third Supplemental Indenture, the “Indenture”). Also on February 3, 2011, the Issuer issued and sold $300 million aggregate principal amount of its 3.05% Senior Notes due 2016 (the “2016 Notes”), $400 million aggregate principal amount of its 4.625% Senior Notes due 2021 (the “2021 Notes”) and $400 million aggregate principal amount of its 6.05% Senior Notes due 2041 (the “2041 Notes” and, collectively with the 2016 Notes and the 2021 Notes, the “Notes”), in an underwritten registered offering under the Securities Act of 1933, as amended.
     The Issuer expects to receive net proceeds from the sale of the Notes of approximately $1.087 billion, after deducting underwriting discounts and commissions and estimated offering expenses. The Issuer intends to transfer the net proceeds to Noble-Cayman as advances, distributions, repayment of outstanding intercompany indebtedness or a combination of these. Noble-Cayman intends to use approximately $240 million of the net proceeds to repay indebtedness outstanding under its existing revolving credit facility, approximately $347 million of the net proceeds to repay in full its portion of indebtedness outstanding under the credit facilities of the Bully I joint venture and the Bully II joint venture, in which Noble-Cayman has a 50% interest, and the remaining net proceeds for general corporate purposes, including the 2011 capital expenditure program. Repayment of the Bully I and Bully II credit facilities is subject to certain conditions and approvals, however, including approval of the joint venture partner, which Noble-Cayman believes will be provided.
     The Notes were issued under the Indenture, which provides for the full and unconditional guarantee by Noble-Cayman of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the Notes and the Indenture (the “Guarantee”). Interest on the 2016 Notes, the 2021 Notes and the 2041 Notes will accrue from February 3, 2011 at a rate of 3.05%, 4.625% and 6.05% per annum, respectively. Interest on the Notes will be payable by the Issuer on March 1 and September 1 of each year, beginning on September 1, 2011. The 2016 Notes will mature on March 1, 2016; the 2021 Notes will mature on March 1, 2021; and the 2041 Notes will mature on March 1, 2041.
     The Issuer may redeem the Notes in whole or in part at any time and from time to time under the terms provided in the Indenture at a make-whole redemption price as described in the Indenture.
     The Indenture contains certain restrictions, including, among others, restrictions on Noble-Cayman’s ability and the ability of Noble-Cayman’s subsidiaries to create or incur secured indebtedness, enter into certain sale and leaseback transactions and merge or consolidate with another entity.
     The foregoing description is qualified in its entirety by reference to the Base Indenture and the Third Supplemental Indenture, including the form of the Notes and the Guarantees attached thereto, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Indenture, dated November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008).

4.2	—	Third Supplemental Indenture, dated February 3, 2011, among Noble Holding International Limited, a Cayman Islands company, as Issuer, Noble Corporation, a Cayman Islands company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2011	Noble Corporation, a Swiss corporation
	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company
	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Indenture, dated November 21, 2008, between Noble Holding International Limited, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to Noble-Cayman’s Current Report on Form 8-K filed on November 21, 2008).

4.2	—	Third Supplemental Indenture, dated February 3, 2011, among Noble Holding International Limited, a Cayman Islands company, as Issuer, Noble Corporation, a Cayman Islands company, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

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